Exhibit 99.4

CONFESSED JUDGEMENT NOTE

$ 2,250,000.00

July 1, 2009

LARGO FLORIDA

[City] [State]

  BORROWERS' PROMISE TO PAY:

  In return for a loan that American Antibiotics, LLC, A Florida Limited Liability Company ("AA" or the "Borrower")has received, undersigned promise to pay U. S. $ 2,250,000.00 (this amount will be called "principal"), to the order of Consolidated Pharmaceutical Group, Inc. ("CPG" or the "Lender"), a Maryland Corporation, c/o Charles R. Schaller, Jr., Esquire, Linowes & Blocher,LLP., 145 Main Street, Annapolis, MD -21401. I/We understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder."

  INTEREST: Ten percent (10%) per annum shall be Interest added to the principal upon default of any payment.

3. PAYMENTS

AA will pay the entire amount of $ 2,250,000.00 on or before June 30,2012, whichever is earlier, as follows:

No. Due date Amount $

1 December 31, 2009 375,000.00

2. June 30, 2010 375,000.00

3. December 31, 2010 375,000.00

4. June 30, 2011 375,000.00

5. December 31, 2011 375,000.00

6. June 30, 2012 375,000.00

AA will make payments by certified funds to CPG at 145 Main Street, Annapolis, MD -21401, Attn. Charles R. Schaller, Jr., Esq. or at a different place If requested by the Note Holder in writing.

  BORROWER'S FAILURE TO PAY AS REQUIRED

(a) Notice from Note Holder

If AA does not pay the full amount due to CPG (as Sec.3 above) on time, the Note Holder may with fifteen (15) days written notice, by Certified mail R/R, file for judgment in the Circuit Court, Anne Arundel County, Maryland, or any other Court having jurisdiction.

(b) Default

If AA does not pay the overdue amount by the date stated in the written notice of default set forth in Sec. 4 (a) above, AA will be in default. If AA is in default, the Note Holder may require AA to pay immediately the full amount of principal which has not been paid and all the interest that AA owes on the principal amount.

Even if, at a time when AA is in default, the Note Holder does not require AA to pay immediately in full as described above, the Note Holder will still have the right to do so if AA is in default at a later time.

AA agrees that a default pursuant to Settlement and Release Documents shall continue a default under the Note.

AA agrees that venue and jurisdiction of Circuit Court, Anne Arundel County, Maryland, and Maryland law shall govern this Note.

(c) Payment of Note Holder's Costs and Expenses

If the Note Holder has required AA to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses. Those expenses include, for example, reasonable attorneys' fees with balance due with interest.

5. BORROWER'S PAYMENTS BEFORE THEY ARE DUE

AA has the right to make payments of Principal at any time before they are due. A payment of Principal only is known as a "prepayment" when AA makes a prepayment, AA will advise the Note Holder in writing that AA is doing so.

A prepayment of the entire unpaid Principal is known as a "full prepayment" A prepayment of only part of the unpaid Principal is known as a "partial prepayment".

AA may make a full prepayment or partial prepayment without paying any penalty. The Note Holder will use all of AA's prepayments to reduce the amount of principal that AA owes under this Note. If AA makes a partial prepayment, there will be no delays in the due dates or changes in the amounts of my monthly payments unless the Note Holder agrees in writing to those delays or changes. AA may make a full prepayment at any time.

6. GIVING OF NOTICES

Any notice that must be given to the undersigned pursuant to this Note will be given by delivering it or by mailing it by certified mail addressed to American Antibiotics, LLC, c/o Mandeep Taneja, 6950 Bryan Dairy Road, Largo, FL-33777 with a copy to Onkar N. Sharma, Esq., Sharma Law Group,(which shall not constitute notice) at 9911 Georgia Avenue, Silver Spring, MD-20902 notices or at the Business Address above. A notice will be delivered or mailed to me at a different address if I give the Note Holder a written notice of the undersigned different address.

Any written notice that must be given to the Note Holder under this Note will be given by mailing it by certified mail to the Note Holder at the address stated in 3 above. A notice will be mailed to the at a different address if CPG or AA gave a notice of that different address to each other.

7. CONFESSION JUDGEMENT:

If any sum is not paid under the Note, or if any other default shall occur under the Note Document, and shall remain uncured beyond any applicable cure period, the undersigned Maker of this Note hereby constitutes and appoints Charles R. Schaller, Jr., Esq., as AA's true and lawful Attorney-in fact with full power and right for AA and in AA's name and stead, without giving prior notice to, or serving process on the Maker(s), to acknowledge service of any kind and all legal papers for any type of suite or action brought for collection of this obligation, and to acknowledge and confess judgment upon this obligation, before a Clerk of the Circuit Court of Anne Arundel County, Maryland or any other jurisdiction which Note Holder may direct including court cost and reasonable attorney's fees with unpaid interest, at the time this note was referred to any attorney for collection, in favor of Note holder hereby ratifying and confirming the acts of said Attorney-in-fact as fully from time to time, in the same or different jurisdictions, as often as the Note holder shall deem necessary or desirable, for all of which this paragraph and note shall be sufficient authority as if done in person. The authority and power to appear for and enter judgment against the Maker shall not be exhausted by one or more exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto, this authority and power may be exercised on one or more occasions.

Said maker undersigned hereby further jointly and severally grants to AA aforesaid Attorney-in-fact with full power and right to act under and pursuant to this power as though AA was named herein.

8. By signing below, the undersigned acknowledge that it is a Confessed Judgment Note due and payable in full on or before June 30, 2012.

9. By signing below, the undersigned acknowledge that this Confessed Judgment Note shall include successors and assigns of AA.

10. This document may be executed in counter parts by fax and or electronic signatures.

Borrower:

American Antibiotics, LLC,

a Florida Limited Liability Company

_____________ By:______________________

Witness CAROL DORE-FALCONE

Senior Vice President & Chief

Financial Officer of Managing

Member, GeoPharma, Inc.

In case of Default by AA

GeoPharma Inc.,

A Florida Corporation

_____________ By:______________________

Witness CAROL DORE - FALCONE

Senior Vice President &

Chief Financial Officer

In case of Default by AA

& bankruptcy by GeoPharma Inc., and failure to cure default by AA and/or GeoPharma, Inc. for a period of 120 days

_____________ By:______________________

Witness Jugal Taneja, Individually

a Florida resident